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                                         EXHIBIT 4


       FIRST AMENDMENT TO FIRST RESTATED CREDIT
                       AGREEMENT

     THIS FIRST AMENDMENT TO FIRST RESTATED
CREDIT AGREEMENT (this "Amendment") is made as of the 14th day of May, 1998 and effective as of March 31, 1998, among: Crown Central Petroleum
Corporation, a corporation duly organized and validly existing under the laws of the State of Maryland (the "Company"); each Bank signatory hereto; BankBoston, N.A., as Documentation Agent, and NationsBank, N.A. (f/k/a NationsBank of
Texas, N.A.), as Administrative Agent and as
Letter of Credit Agent.

                       RECITALS

     1.   The Company and the Bank Parties
entered into that certain First Restated Credit
Agreement dated as of August 1, 1997 (the
"Original Agreement"), for the purpose and consideration therein expressed.

     2.   The Company and the Bank Parties
signatory hereto desire to amend the Original
Agreement as expressly set forth herein.

     NOW, THEREFORE, in consideration of the
premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the credit which may hereafter be extended by the Banks to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       ARTICLE I. -- Definitions and References

     Section 1.1.  TERMS DEFINED IN THE ORIGINAL
AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2.  OTHER DEFINED TERMS.  Unless
the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

     "Amendment" shall mean this First Amendment to First Restated Credit Agreement.

     "Credit Agreement" shall mean the Original
Agreement as amended hereby.

    ARTICLE II. -- AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.1.  SHORT-TERM FIFO NET INCOME
(LOSS).  Section 8.23 of the Original Agreement
is hereby amended in its entirety to read as follows:

     Section 8.23.  SHORT-TERM FIFO NET INCOME
(LOSS).  The Company shall cause FIFO Net Income
(Loss) to be greater than ($15,200,000) for each short-term measurement period commencing on or after August 1, 1996 (i.e., either to be positive or, if a loss, not to be a loss of more than $15,200,000), except for the short-term measurement periods commencing on April 1, 1997, May 1, 1997, June 1, 1997 and July 1, 1997, for
which the Company shall cause FIFO Net Income
(Loss) to be greater than ($18,500,000) for such periods.. As used in this Section 8.23, "short-term measurement period" means any period of twelve consecutive calendar months.

     ARTICLE III. -- CONDITIONS OF EFFECTIVENESS

     Section 3.1.  EFFECTIVE DATE.  This
Amendment shall become effective when, and only when, (i) Administrative Agent shall have received, at Administrative Agent's office, a counterpart of this Amendment executed and delivered by the Company, the Administrative
Agent, the Letter of Credit Agent and the Majority Banks and (ii) Administrative Agent shall have additionally received such supporting documents as Administrative Agent may reasonably request.

     Section 3.2.  AMENDMENT FEE.  In
consideration hereof, the Company hereby agrees to pay to the Administrative Agent, for the account of each Bank signatory hereto on or before 12:00 noon EST, Thursday, May 14, 1998, an amendment fee equal to ten Basis Points times such Bank's Commitment; provided, Majority Banks shall have executed and delivered this Amendment on or before such time and date.

     ARTICLE IV. -- REPRESENTATIONS AND WARRANTIES

     Section 4.1.  REPRESENTATIONS AND WARRANTIES
OF THE COMPANY. In order to induce each Bank to enter into this Amendment, the Company represents and warrants to each Bank that:

     (a)  The representations and warranties
contained in Section 7 of the Original Agreement are true and correct and no Default or Event of Default exists at and as of the time of the effectiveness hereof, in each case after giving effect to the amendments herein made.

     (b)  The Company is duly authorized to
execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. The Company has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company hereunder.

     (c)  The execution and delivery by the
Company of this Amendment, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles or certificate of incorporation and bylaws of the Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company of this Amendment or to consummate the transactions contemplated hereby.

     (d)  When duly executed and delivered, each
of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

              ARTICLE V. -- MISCELLANEOUS

     Section 5.1.  RATIFICATION OF AGREEMENTS.
The Original Agreement as hereby amended, together with all of the other Loan Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under the Credit Agreement, the Notes, or any other
Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

     Section 5.2.  SURVIVAL OF AGREEMENTS.  All
representations, warranties, covenants and agreements of the Company herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Company hereunder or under the Credit Agreement to any Bank shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, the Company under this Amendment and under the Credit Agreement.

     Section 5.3.  LOAN DOCUMENTS.  This
Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan
Documents apply hereto.

     Section 5.4.  GOVERNING LAW.  This Amendment
shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5.  COUNTERPARTS.  This Amendment
may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same
Amendment.

     IN WITNESS WHEREOF, this Amendment is
executed as of the date first above written.

               CROWN CENTRAL PETROLEUM CORPORATION

               By:  /S/ - - - JOHN E. WHEELER, JR.
                    ----------------------------
                    John E. Wheeler, Jr.
                    Executive Vice President and
                    Chief Financial Officer


                    NATIONSBANK, N.A.
               (f/k/a NationsBank of Texas, N.A.),
                as Administrative Agent, Letter of
Credit Agent
                and a Bank

               By:  /S/ - - - PATRICK M. DELANEY
                    --------------------------
                    Patrick M. Delaney
                    Senior Vice President


               BANKBOSTON, N.A.,
                as Documentation Agent and a Bank

               By:  /S/ - - - CHRISTOPHER HOLMGREN
                    ------------------------------
                    Name:  Christopher Holmgren
                    Title: Director


               FIRST NATIONAL BANK OF MARYLAND, as a
Bank

               By:  /S/ - - - SUSAN ELLIOTT BENNINGHOFF
                    -----------------------------------
                    Name: Susan Elliott Benninghoff
                    Title: Vice President


               FIRST UNION NATIONAL BANK, as a Bank

               By:  /S/ - - - KEVIN MAHON
                    ---------------------
                    Name: Kevin Mahon
                    Title: Vice President

               DEN NORSKE BANK ASA, as a Bank

               By:  /S/ - - - BYRON L. COOLEY
                    --------------------------
                    Name: Byron L. Cooley
                    Title:Senior Vice President


               HIBERNIA NATIONAL BANK, as a Bank

               By:  /S/ - - - COLLEEN MCEVOY
                    ------------------------
                    Name: Colleen McEvoy
                    Title:Vice President


               CRESTAR BANK, as a Bank

               By:  /S/ - - - PAUL R. BELIVEAU
                    --------------------------
                    Name:Paul R. Beliveau
                    Title:Vice President


               PNC BANK, N.A., as a Bank

               By:  /S/ - - - JOHN R. WAY
                    ---------------------
                    Name: John R. Way
                    Title: Assistant Vice President